Exhibit 107
CALCULATION OF FILING FEE TABLES
FORM S-8
(Form Type)
KFORCE INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Fees to Be Paid	Equity	Common Stock, par value $0.01	Other	2,714,310	$45.56	$123,663,963.60	0.0001531	$18,932.95
		Total Offering Amounts					$123,663,963.60		$18,932.95
		Total Fee Offsets							$9,775.59
		Net Fee Due							$9,157.36
(1) Fee Calculation Rule and Proposed Maximum Aggregate Offering Price Per Unit: Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act on the basis of the average between the high and low sales prices for shares of Common Stock of Kforce Inc. (the “Registrant”) as reported on the NYSE on April 23, 2025.
Amount Registered: Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of Common Stock of the Registrant that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.

Table 2: Fee Offset Claims and Sources

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
1	Fee Offset Claims	Kforce Inc.	S-8	333-271697	May 5, 2023		$9,775.59	Equity	Common Stock, par value $0.01	1,564,310	$101,116,998.40
2	Fee Offset Sources	Kforce Inc.	S-8	333-271697		May 5, 2023						$9,775.59
(1) The Registrant previously registered $207,132,545.28 in an aggregate offering amount of common stock pursuant to the Registration Statement on Form S-8 (File No. 333-271697) filed on May 5, 2023, of which $101,116,998.40 relates to the unsold securities associated with the fee offset claimed herein. The offering that included these unsold securities has been terminated.
(2) The Registrant expects to partially offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement of $9,775.59 from the fees previously paid in connection with the Prior Registration Statement.